Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 8
(To Prospectus Dated August 10, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation, and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:

                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY      THE PROSPECTUS
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

Argent Classic Convertible
   Arbitrage Fund L.P. . . . .      6,000,000               129,000,000

Argent Classic Convertible
   Arbitrage Fund
   (Bermuda) L.P.  . . . . . .    130,000,000               115,000,000

DB Custody & Co. (1) . . . . .      8,000,000                    NA

------------------------------
(1) Deutsche Bank Securities Inc. and affiliates have engaged, and may in the future engage, in commercial banking transactions, which include or may include foreign exchange, lending, credit and other financial transactions, with the Company and its affiliates.

The date of this Prospectus Supplement is October 16, 1998.